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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS CONSENT
                              -------------------

The Board of Directors
Cablevision Systems Corporation:

        We consent to the incorporation by reference in the registration statement on Form S-3 of Cablevision Systems Corporation of our report dated March 10, 1995, relating to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1994, and the related schedule, which report appears in the December 31, 1994 annual report on Form 10-K of Cablevision Systems Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Jericho, New York
September 1, 1995